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                                                                    EXHIBIT 21.1

                              MRO SOFTWARE, INC.
                             List of Subsidiaries
                             --------------------


                                      Jurisdiction of
Name of Subsidiary                    Incorporation                 Ownership
------------------                    -------------                 ---------

MRO International
Software, Inc.                        Delaware                         (1)
MRO Security Corporation              Massachusetts                    (1)
MRO International
Holdings, Inc.                        Delaware                         (2)
PSDI Export, Inc.                     Barbados                         (1)
MRO Software, UK Limited              United Kingdom                   (2)
MRO Software (Canada) Limited         Canada                           (2)
MRO Software S.A.R.L.                 France                           (2)
MRO Software Australia Pty.
Limited                               Australia                        (2)
MRO Software GmbH                     Germany                          (2)
PSDI Europe Ltd.                      United Kingdom                   (2)
PSDI Espana S.A.                      Spain                            (2)
MRO Software NV                       Netherlands                      (2)
MRO Software AB                       Sweden                           (2)
MRO Software Japan K.K.               Japan                            (2)
MRO Software (Thailand) Limited       Thailand                         (2)
MRO Software India Private Limited    India                            (2)
MRO Software do Brasil Ltda.          Brazil                           (3)
MRO Software Hong Kong Ltd.           Hong Kong                        (2)
MRO Software Mexico S.A. de C.V.      Mexico                           (3)
MRO Software (Shanghai) Co. Ltd       China                            (1)
MRO Software Italia s.r.l.            Italy                          (1 & 2)
MRO.com, Inc.                         Delaware                         (1)
MRO.com, Limited                      United Kingdom                   (4)
MRO.com, Limited                      Canada                           (4)
MRO.com Pty Limited                   Australia                        (4)
MRO.com (Asia) Limited                Hong Kong                        (4)
INTERMAT, Inc.                        Delaware                         (1)


(1)      All of the outstanding capital stock is owned by MRO Software, Inc.

(2) All of the outstanding capital stock (other than certain qualifying shares required in the jurisdiction of organization and representing from 0% to 2% of the outstanding capital stock), is owned by MRO International Software, Inc.

(3) 4,950 shares are owned by MRO International Software, Inc. and 50 shares are owned by MRO International Holdings, Inc.

(4)      All outstanding capital stock is owned by MRO.com, Inc.

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